EXHIBIT 10.7


                      DISTRIBUTION AND MARKETING AGREEMENT


THIS AGREEMENT made this 16th day of December, 2002.


BETWEEN:


                             FUTURECOM GLOBAL, INC.,
           a Nevada corporation having an office at 15690 N. 83rd Way,
                          Suite B, Scottsdale, AZ 85260
                       (hereinafter referred to as "FCG")

                                                OF THE FIRST PART

AND:

                         NATIONAL SCIENTIFIC CORPORATION
          a Texas corporation having offices at 1455 North Hayden Road
                      Suite 202, Scottsdale, AZ 85260-6947
                       (hereinafter referred to as "NSC")


                                                OF THE SECOND PART


     WHEREAS NSC is a developer of tracking and location equipment, and related products, based upon locator technology that is a merger of cell phone and global positioning systems technology; and

     WHEREAS FCG is, among others, engaged in the distribution and marketing of communication equipment and other technology-based products; and

     WHEREAS FCG is desirous of entering into a formal agreement with NSC for the distribution and marketing of NSC tracking and location equipment in certain international and regional markets; and

     WHEREAS NSC is agreeable to appointing FCG as its Distributor and Marketing Agent in accordance with the terms and conditions herein; and

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     WHEREAS  the Parties of the First and Second Part hereto wish to enter into this Agreement to set forth the terms and conditions of the distribution and marketing appointment.


NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:


1.   DISTRIBUTION AND MARKETING RIGHTS

     (i) NSC hereby grants to FCG for One (1) year from the date hereof the renewable rights to sell within the Territory the products and equipment manufactured by NCS described in Schedule "A" attached hereto and forming a part hereof (hereinafter collectively referred to as the "Products"), which Schedule shall stipulate whether or not the distribution rights granted hereunder are on an exclusive basis.

     (ii) FCG may describe itself as an authorized distributor of the Products but shall not characterize itself or enter into any transaction as an agent of, except as permitted herein, or in the name of, NSC.


2.   THE TERRITORY

     (i) FCG is hereby appointed as the distributor for the territory (herein referred to as the "Territory") described in Schedule "B", which is attached hereto and forms a part hereof.

     (ii) In the event the Products and/or Territory are expanded, reduced, or revised in any manner, Schedule "B" shall be modified accordingly without the requirement for a new Distribution and Marketing Agreement unless the Parties hereto determine otherwise.


3.   LABELING RIGHTS

     FCG or its customers shall not be entitled to market any Products covered herein under any private label brand name utilized by FCG or its customers from time to time without prior written consent from NSC. However, FCG is authorized to add labeling with "Distributed by FCG" type identification.


4.   TERMS AND PRICES FOR THE PRODUCTS

     (i) NSC shall supply FCG with the Products on the terms and at the prices set forth in Schedule "C" which is attached hereto and forms a part hereof. For greater certainty, the prices set forth in Schedule "B" are current prices quoted as of the date of the Agreement, and may be revised by NSC from time to time with 45-day advance written notice of

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          change provided to FCG. Any and all written,  issued, and acknowledged
          Purchase Orders for Products from customers of FCG received by FCG prior to, or before the end of, the 45-day change notification period will be honored at the existing price(s) before the intended change.

     (ii) FCG shall be entitled to re-sell the Products at whatever price(s) it deems fit into any sales channels available.


5.   TRAINING AND PRODUCT SUPPORT

     (i) At the request of FCG from time to time, NSC shall provide, without charge, adequate training of FCG's employees or agents, in the proper use of the Products.

     (ii) NSC  shall  furnish  and  provide  to FCG  during  the  term  of  this
          Agreement,   without  charge,   periodic   follow-up   assistance  and
          instruction that FCG deems necessary or appropriate.

    (iii) The Parties hereto agree that the Products may be marketed at trade shows to be agreed upon. Actual trade show costs shall be shared by the Parties hereto, according to a formula to be determined at a later date, but prior to each applicable show. Any and all customer and/or sales prospects generated at, or as a result of participation in, a trade show, will be immediately turned over to FCG for all follow-up effort, as long as the lead is for application within the Territory, and will not be acted upon by NSC or any NSC third party.

     (iv) For those Products sold under the NSC, or NSC created, name, NSC shall provide and furnish to FCG without significant cost, reasonable quantities of advertising and user information, primarily in electronic form, as required to assist FCG in selling the Products. In addition, a reasonable quantity of marketing sample products to support testing or new product evaluation will be provided to FCG as soon as final production products are available to NSC.


6.   DELIVERY

     (i) NSC shall deliver the Products F.O.B. in Scottsdale, AZ to FCG, or to a place designated by FCG, in accordance with the ongoing delivery schedules to be set forth in specific FCG Purchase Orders issued to NSC from time-to-time.

     (ii) FCG shall have the right of pre-delivery inspection of the Products to be shipped, which right shall extend to any duly authorized agent of FCG.

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7.   PRODUCT IMAGE

     Otherthan in the matter of pricing, neither Party shall do, or permit anything to be done, to prejudice the market image of the Products.


8.   COMMERCIALLY REASONABLE EFFORTS

     (i) NSC agrees to utilize Commercially Reasonable efforts to supply FCG with the Products as provided in this contract. Furthermore, NSC agrees to coordinate its production and manufacturing to facilitate the orderly manufacture and shipping of the Products as hereinafter-set forth in greater detail.

     (ii) FCG shall use its Commercially Reasonable efforts to promote the sale of the Products within the Territory and to provide timely quantity forecasts to NSC on a regular basis for the duration of this Agreement.


9.   FCC AND OTHER APPROVALS

     NSC shall be responsible for securing, on a timely basis, and for payment of any and all costs pertaining to, FCC, UL, and all other necessary regulatory approvals within the Territory.


10.  RESTRAINT OF COMPETITION

     NSC agrees that it will not sell, or assist any third party in sales, any competing Products within the Territory to any of FCG's pre-existing customers or actively solicited potential customers during the term of this agreement.


11.  ORDERS

     In order to ensure the prompt delivery of the Products to customers, and to facilitate the orderly scheduling of production and shipments, NCS agrees to submit to FCG its production capabilities on a quarterly basis. FCG agrees to submit to NSC its orders for product as far as possible in advance of desired delivery. NSC will then provide FCG a specific schedule of production to meet FCG's commitment. FCG agrees to accept all of NSC's products ordered by FCG. NSC will not ship the Products to FCG except upon FCG's orders. All orders are subject to approval and acceptance by FCG at its corporate head office in Scottsdale, Arizona.

     FCG also agrees to provide NSC with quarterly estimates and forecasts of FCG's prospective requirements of the Products in order to facilitate NSC's production planning, but such estimates are not to be treated by NSC in any way as firm purchase orders from FCG.

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12.  WARRANTIES AND DEFECTIVE PRODUCTS

     NSC warrants that the products it provides to FCG will perform in accordance with the published specifications in the documentation provided by NSC and will achieve the functionality described therein. NSC's obligation under this warranty will be to promptly bring any non-complying products into compliance with NSC's published specifications, or to promptly replace the products, or grant a full refund of the actual net price paid for any such defective products, all of which will be performed at no cost or obligation to FCG. This warranty will commence on the date of receipt of each product by the end-user and shall continue for a period of one (1) year thereafter. The warranty provided in this provision is in lieu of all other warranties, express or implied, including, but not limited to, the warranties of merchantability and fitness for a particular purpose, warranties through course of dealing or usage of trade or any other implied warranties.

     NSC also warrants and represents that it has the right to sell the Products, and that the Products sold hereunder shall be free of all liens, encumbrances and charges of whatsoever nature or cause. Furthermore, the Products will not infringe upon any intellectual property or design/development rights.


13.  CUSTOMER COMPLAINTS

     FCG will receive, investigate, and handle all complaints received from customers with a view toward protecting the good will of the Parties hereto in the sales of the Products. Recognizing the importance of customer good will, FCG will make every reasonable effort to satisfy owners of the Products as provided for herein, and in pursuance thereof, establish regular contact either by correspondence or personal interview with such owners or purchasers. All warranty complaints received by FCG, which cannot be readily remedied by FCG when FCG applies commercially reasonable efforts to do so, shall be promptly reported to NSC who will then undertake to remedy such complaints, and FCG will be relieved of primary responsibility in that regard.


14.  NON-AGENCY

     It is expressly agreed to by the Parties hereto that the relationship created in this Agreement between FCG and NSC is not that of a principal and agent and under no circumstances shall this Agreement be intended to constitute a partnership between any of the Parties.


15.  USE OF TRADE NAMES

     NSC agrees that in marketing the Products, FCG may use NSC's current trade names and may add FCG's distribution authorization data to existing Product packages and/or labeling.

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16.  ASSIGNMENT OF CONTRACT

     This Agreement may be assigned by one party without the prior written consent of the other party to any entity legally controlled by the first party. Any assignment to other entities shall be subject to the prior written consent of the second party, which consent shall not be unreasonably withheld.


17.  TERMINATION

     (i) The Parties hereto may terminate this Agreement by mutual consent at any time, but with the provision that all open orders will be satisfied by the Parties, as required.

     (ii) Subject to clause 18 herein, either Party may terminate any renewal hereof prior to the applicable termination date upon three (3) months written notice to the other.

     (iii) Each of the Parties hereto shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other Party of notice to that effect and the expiry of any applicable period for remedy of the default:

           (a) if a Party is in default of any of the materials terms or condition of this Agreement and fails to remedy such default within 60 days of written notice thereof from the other Party;

           (b) if the other Party becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

           (c) if the other Party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

           (d) if a receiver or other custodian (interim or permanent) of any of the assets of the other Party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other Party or its assets or if distress is made against the other Party's assets or any part thereof.

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18.  TERM

     (i) This Agreement shall be effective for one (1) year from the date hereof. FCG shall have the first right of renewal for two (2) additional one (1) year terms. FCG shall notify NSC of FCG's intention to renew two (2) months prior to the expiration date of this agreement, or any renewal thereof, as the case may be.

     (ii) In the event no notice to terminate has been given by any Party prior to the termination date of any renewals referred to in clause 18(i) above in accordance with this Agreement, then in such event this Agreement or renewal thereof shall automatically be renewed, mutates mutandi, for a further one (1) year term.


19.  RIGHT OF FIRST REFUSAL

     The Parties agree that FCG shall have the right of first refusal on the distribution within the Territory of any Products that are essentially upgrades, major modifications, or replacements to the Products covered by this distribution agreement. All other new product offerings from NSC will be discussed with FCG regarding the possibilities of FCG distribution prior to distribution decisions with other parties.


20.  CONFIDENTIAL INFORMATION

     The Parties hereto ratify and confirm the terms and conditions of any and all agreements entered into between them pertaining to the maintaining and disclosure of confidential information.


21.  SEPARABILITY

     If any provision of this Agreement is invalid, unenforceable, or not enforced, this Agreement shall be considered divisible as to such provisions without affecting the validity of the balance of this Agreement.


22.  FORCE MAJURE

     Neither Party hereto shall be liable for failure to perform its respective part of this Agreement if such failure is due to fire, flood, strikes, or other industrial disturbances, inevitable accident, war, riot, insurrections, or other causes beyond the control of the Parties.

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23.  ENTIRE AGREEMENT

     (i) This Agreement constitutes the entire Agreement between the Parties pertaining to the subject matter contained in it and supercedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     (ii) There are no representations, constitutions, terms or collateral contracts affecting the transaction contemplated in the Agreement except as expressly set forth herein.


24.  NOTICES

     All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second (2nd) day after pickup by a courier service, if delivered to the Party to whom notice is to be given, by such courier service.


25.  HEADINGS

     The capitalized headings in this Agreement are only for convenience of reference and do not form part of or affect the interpretation of this Agreement.


26.  TIME OF ESSENCE

     Time is of the essence of this Agreement.


27.  GOVERNING LAW AND ARBITRATION

     This contract and the Agreement of the Parties shall be governed and construed according to the laws of the State of Arizona.

     All disputes, controversies or claims arising out of or in connection with this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration. Arbitration shall be held in Scottsdale, AZ and shall be conducted in accordance with the rules of the International

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     Chamber of Commerce then in force and effect. Arbitration shall be by three
     (3) arbitrators, one chosen by FCG, one chosen by NSC, and the third chosen by both parties; or, if the selection of a third arbitrator cannot be made within thirty (30) days after the appointment of the first two arbitrators, then such third arbitrator shall be chosen by the International Chamber of Commerce Court of Arbitration. Demand for arbitration shall be served upon the Party to whom the demand is made. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for enforcement as the case may be.


28.  FURTHER ASSURANCES

     The Parties hereto covenant and agree each with the other that they shall and will, from time to time and at all times hereinafter, execute such further assurances and do all such further acts as may be reasonably required to give effect to the intent of the Parties hereto.


29.  ENUREMENT

     The Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.


30.  LIMITATION OF LIABILITY

     Neither Party will be liable for any indirect, incidental, special, or consequential damages, including, but not limited to, loss of profits, data, time, or use incurred by either Party, or any third party, even if informed of their possibility, except for liability relating to a breach of the confidentiality and intellectual property provisions of this Agreement, and for claims of bodily injury for which the other Party is legally liable, in no event will cumulative liability exceed the total amount that has been paid under this Agreement for the Products and any services provided. This provision represents each Party's entire liability and exclusive remedy.

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IN WITNESS  WHEREOF the Parties  hereto have executed  this  Agreement as of the date above written.


FUTURECOM GLOBAL, INC.


Per:   /s/ Ronald R. Kelly
       -------------------------------------

Name:  Ronald R. Kelly
       -------------------------------------

Title: CEO and President
       -------------------------------------




NATIONAL SCIENTIFIC CORPORATION


Per:   /s/ Michael A. Grollman
       -------------------------------------

Name:  Michael A. Grollman
       -------------------------------------

Title: CEO and President
       -------------------------------------



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                              SCHEDULE A: PRODUCTS


     1.   NSC Followit Transponders and related accessories
     2.   NSC StarPilot Location Servers and related accessories
     3.   NSC KidCall Children's Security System and related accessories



NOTE: NO PRODUCTS COVERED BY THIS AGREEMENT ARE TO BE DISTRIBUTED BY FCG FOR NSC ON AN EXCLUSIVE BASIS.

























AS AMENDED AND APPROVED:

DATE:  DEC 16, 2002

FUTURECOM GLOBAL, INC.                     NATIONAL SCIENTIFIC CORPORATION

By: /s/ Ron Kelly                          By: /s/ Michael Grollman
    ---------------------------------          ---------------------------------


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                              SCHEDULE B: TERRITORY


The General Non-Exclusive Territory shall be comprised of customers within North and South America and Europe for all products other than Followit, which is initially limited to North America only.

For Accounts listed below as assigned accounts ("Assigned Accounts") NSC will not compete with FCG, nor will it knowingly support or assist in any third party potential competition, to FCG.

FCG agrees to assign active representation and appropriate sales representation and appropriate sales representation to all accounts and to endeavor to sell the products covered in this Agreement, with face-to-face account contact on at least, a quarterly basis, and to produce orders from active accounts within 3 quarters of initial contact.

Target markets and major accounts within that geography will include, but are not limited to, retail and other vertical market applications as defined within this Schedule B. Customer identification to be defined within this Schedule B as update from time to time by FCG (and accepted by NSC) as circumstances warrant.











AS AMENDED AND APPROVED:

DATE:  DEC 16, 2002

FUTURECOM GLOBAL, INC.                     NATIONAL SCIENTIFIC CORPORATION

By: /s/ Ron Kelly                          By: /s/ Michael Grollman
    ---------------------------------          ---------------------------------


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                       SCHEDULE C: PRICING & PAYMENT TERMS


The specific unit pricing, any other applicable pricing data, in addition to the payment terms for Product purchased by FCG under this Distribution Agreement will be defined, as appropriate, at a later date, within this Schedule C.


























AS AMENDED AND APPROVED:

DATE:  DEC 16, 2002

FUTURECOM GLOBAL, INC.                     NATIONAL SCIENTIFIC CORPORATION

By: /s/ Ron Kelly                          By: /s/ Michael Grollman
    ---------------------------------          ---------------------------------


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